Exhibit 99.1

ALLEGHANY CORPORATION

1411 Broadway, 34th Floor

New York, NY 10018

ALLEGHANY CORPORATION REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS

NEW YORK, NY, February 23, 2021 – Alleghany Corporation (NYSE-Y) announced its financial results for the three months and year ended December 31, 2020. Book value per share was $623.57, an increase of 2.9% from September 30, 2020 and an increase of 4.5% for the year after adjusting for the $15 special dividend paid on March 16, 2020. Excluding accumulated other comprehensive income, book value per share increased 2.0% from September 30, 2020 and 1.2% for the year after adjusting for the special dividend. Highlights for the quarter and year are summarized below:

Fourth Quarter

•	Total revenues increased 15.8% to $2,664 million from $2,301 million.

•	Alleghany Capital revenue[1] increased 46.3% to $823 million from $563 million.

•	Net premiums written increased 12.6%, with reinsurance up 10.4% and insurance up 20.0%.

•	The combined ratio was 98.9% compared with 113.9%; excluding catastrophe losses, the combined ratio was 87.4% compared with 94.1%.

•	Earnings per diluted share were $11.28, compared with $1.98.

•	Adjusted earnings per share were $6.77 compared with a loss of ($6.09).

•	Adjusted earnings per share, excluding a one-time charge related to the termination of the certain executive pension plans, were approximately $8.23[2].

Year

•	Total revenues decreased 1.6% to $8,897 million from $9,041 million.

•	Alleghany Capital revenue[1] increased 8.2% to $2,478 million from $2,289 million.

•	Net premiums written increased 10.3%, with reinsurance up 7.8% and insurance up 19.3%.

•	The combined ratio was 102.1% compared with 99.4%; excluding catastrophe losses, the combined ratio was 88.7% compared with 92.1%.

•	Earnings per diluted share were $7.04 compared with $59.39.

•	Adjusted earnings per share were $15.89 compared with $23.77.

•	Adjusted earnings per share excluding the pension termination charge[2] were $17.33.

Weston Hicks, President and Chief Executive Officer, commented, “Alleghany grew book value per share, adjusted for the special dividend paid on March 16, 2020, by 4.5% in 2020 despite significant insurance and reinsurance losses recognized due to the Pandemic as well as operational and logistical challenges, primarily at Alleghany Capital’s subsidiaries.

[1]	Relates to Alleghany Capital noninsurance revenue.
[2]

The one-time charge related to the termination of the Alleghany parent company level and TransRe executive pension plans was largely offset in book value by a corresponding gain in other comprehensive income.

“We incurred $415 million of reinsurance and insurance losses in 2020 related to the Pandemic, which reduced earnings per share by $23.01 and added 6.9%-points to the combined ratio. In addition, we absorbed $386 million of other natural catastrophe losses in 2020 primarily from multiple hurricanes and convective storms, adding 6.5%-points to the combined ratio. While the Pandemic continues in 2021, we believe that our reserves for potential exposure are reasonable, and we have absorbed the vast majority of the financial impact from this unprecedented event.

“Insurance and reinsurance market conditions continued to improve in 2020, with primary insurance pricing increasing at double-digit rates in the fourth quarter. Although our net premiums earned in 2020 have reflected strong rate increases, we have been cautious in recognizing the potential earnings benefit from better pricing due to the significant uncertainty that continues around both the Pandemic and the liability insurance market.

“Alleghany Capital had record earnings in 2020, with strong earnings from Jazwares, W&W|AFCO Steel, and Wilbert Funeral Services. Alleghany Capital’s earnings from Wilbert Funeral Services also benefited from an increase in its ownership of the company to approximately 100% at the beginning of the second quarter.

“I am excited about Alleghany’s prospects going forward, with significant momentum in its insurance operations and an encouraging January reinsurance renewal season at TransRe.”

The following table summarizes results for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2020	2019	Change	2020	2019	Change
	(in millions, except share and per share data)
Revenues:
Total revenues	$2,663.5	$2,300.8	15.8%	$8,896.8	$9,040.6	(1.6%)
Change in the fair value of equity securities	77.5	190.4	(59.3%)	(110.5)	709.7	n/m
Net premiums written	1,695.7	1,505.7	12.6%	6,344.4	5,751.7	10.3%
Alleghany Capital revenue[1]	823.3	562.6	46.3%	2,477.5	2,289.3	8.2%
Net investment income	130.9	136.6	(4.2%)	490.9	550.2	(10.8%)

Earnings:
Earnings before income taxes	$226.1	$61.7	266.5%	$157.6	$1,123.6	(86.0%)
Underwriting profit (loss)	16.5	(199.3)	n/m	(128.7)	33.0	n/m
Net earnings attributable to Alleghany stockholders	159.1	31.7	401.9%	101.8	857.8	(88.1%)
Adjusted earnings (losses)	95.5	(84.4)	n/m	227.9	344.6	(33.9%)

Share and Per share data:
Earnings per diluted share	$11.28	$1.98	469.6%	$7.04	$59.39	(88.1%)
Adjusted earnings (losses) per diluted share	6.77	(6.09)	n/m	15.89	23.77	(33.2%)
Weighted average diluted shares outstanding	14,104,141	14,427,908	(2.2%)	14,283,618	14,443,476	(1.1%)

[1]	Relates to Alleghany Capital noninsurance revenue.

SEGMENT RESULTS

The following table summarizes the reinsurance and insurance segment results for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Percent	Year Ended December 31,		Percent
	2020	2019	Change	2020	2019	Change
	(in millions)			(in millions)
Net premiums written:
Reinsurance segment	$1,284.4	$1,162.9	10.4%	$4,845.0	$4,495.0	7.8%
Insurance segment	411.3	342.8	20.0%	1,499.4	1,256.7	19.3%

	$1,695.7	$1,505.7	12.6%	$6,344.4	$5,751.7	10.3%

Underwriting (loss) profit:
Reinsurance segment	$(34.6)	$(162.8)	(78.7%)	$(167.2)	$(40.9)	308.8%
Insurance segment	51.1	(36.5)	n/m	38.5	73.9	(47.9%)

	$16.5	$(199.3)	n/m	$(128.7)	$33.0	n/m

Alleghany’s underwriting loss in 2020 included $801 million of catastrophe losses, primarily related to the COVID-19 pandemic (the “Pandemic”) ($415 million), as well as hurricanes in the third quarter and a variety of smaller events. The following table highlights the impact of the Pandemic and other catastrophe losses on our combined ratio by (re)insurance subsidiary:

		Three Months Ended December 31,
	2020				2019
	TransRe	RSUI	CapSpecialty	Consolidated	TransRe	RSUI	CapSpecialty	Consolidated
Combined ratio	102.9%	81.6%	99.8%	98.9%	114.4%	104.3%	130.4%	113.9%
Pandemic-impact	(6.2%)	0.0%	0.0%	(4.7%)	0.0%	0.0%	0.0%	0.0%
Other catastrophe impact	(5.7%)	(14.1%)	(0.2%)	(6.8%)	(19.9%)	(26.9%)	(0.7%)	(19.8%)

Combined ratio, excluding catastrophes	91.0%	67.5%	99.6%	87.4%	94.5%	77.4%	129.7%	94.1%

		Year Ended December 31,
	2020				2019
	TransRe	RSUI	CapSpecialty	Consolidated	TransRe	RSUI	CapSpecialty	Consolidated
Combined ratio	103.6%	95.6%	101.7%	102.1%	100.9%	87.7%	108.4%	99.4%
Pandemic-impact	(8.4%)	(2.0%)	(0.9%)	(6.9%)	0.0%	0.0%	0.0%	0.0%
Other catastrophe impact	(3.8%)	(20.8%)	(0.6%)	(6.5%)	(6.9%)	(11.6%)	(0.9%)	(7.3%)

Combined ratio, excluding catastrophes	91.4%	72.8%	100.2%	88.7%	94.0%	76.1%	107.5%	92.1%

Reinsurance

TransRe had a successful January 1, 2021 renewal, especially in its U.S. casualty and specialty business, which grew materially. This business is seeing significant underlying rate increases by clients, which benefits TransRe, as the majority of its business is written on a proportional basis.

TransRe’s increases in net premiums written in the three months and year ended December 31, 2020 reflect generally improving rates overall, growth in various traditional casualty and other professional liability lines of business in the U.S. and to a lesser extent, the impact of changes in foreign exchange rates. The increase in net premiums written in 2020 was partially offset by a decrease in automobile-related business in the U.S. arising from rebates at TransRe cedants in reaction to a Pandemic-driven reduction in personal and commercial automobile usage worldwide.

TransRe’s combined ratios were 102.9% and 103.6% for the three months and year ended December 31, 2020, respectively, compared with 114.4% and 100.9% for the corresponding periods of 2019, respectively. The lower combined ratio for the three months ended December 31, 2020 compared with the same period in 2019 reflects lower, although still material, catastrophe losses. The higher combined ratio for the year ended December 31, 2020 compared with the same period in 2019 reflects higher catastrophe losses. Catastrophe losses were $146 million and $566 million for the three months and year ended December 31, 2020, respectively, compared with $224 million and $301 million for the three months and year ended December 31, 2019, respectively. Included within the 2020 catastrophe losses, TransRe’s losses from the Pandemic were $76 million and $392 million for the three months and year ended December 31, 2020, respectively. Catastrophe losses in 2020 also included significant losses for Hurricane Laura, Hurricane Sally and earthquakes in Puerto Rico.

Insurance

Insurance segment net premiums written increased 20.0% and 19.3% in the three months and year ended December 31, 2020, respectively, from the corresponding 2019 periods, primarily reflecting growth at RSUI.

RSUI’s net premiums written increased 23.3% in both the three months and year ended December 31, 2020 from the corresponding 2019 periods, reflecting growth in most lines of business due to increases in business opportunities, higher rates and improved general market conditions, particularly in the property, directors’ and officers’ liability and umbrella/excess lines of business.

RSUI’s combined ratios were 81.6% and 95.6% in the three months and year ended December 31, 2020, respectively, compared with 104.3% and 87.7% for the corresponding 2019 periods, respectively. The lower combined ratio for the three months ended December 31, 2020 compared with the same period in 2019 reflects lower catastrophe losses and favorable prior accident year loss reserve development in the fourth quarter of 2020, as well as a reduced expense ratio.

The higher combined ratio for the year ended December 31, 2020 compared with the same period in 2019 reflects higher catastrophe losses in 2020, partially offset by a lower expense ratio. Catastrophe losses in 2020 were primarily from Hurricane Sally and Hurricane Laura, as well as $20 million related to the Pandemic. Catastrophe losses in 2019 primarily consist of severe weather and flooding in the Midwestern and Southwestern U.S. and, to a lesser extent, typhoons in Japan. RSUI’s current accident year loss ratio was in line with 2019 despite the significant rate increases as we were cautious around recognizing potential benefits in loss trends given the ongoing uncertainty related to the Pandemic and broader liability trends.

CapSpecialty’s net premiums written increased 11.1% and 8.7% in the three months and year ended December 31, 2020, respectively, from the corresponding 2019 periods, reflecting growth in the professional liability and healthcare lines of business due to increases in business opportunities and higher rates, CapSpecialty’s expanded product offerings and the impact of CapSpecialty’s purchases of certain renewal rights in September 2019 and May 2020, partially offset by a curtailment of certain unprofitable broker relationships.

CapSpecialty’s combined ratios were 99.8% and 101.7% in the three months and year ended December 31, 2020, respectively, compared with 130.4% and 108.4% for the corresponding periods of 2019, respectively. The combined ratios for the 2020 periods reflect favorable prior accident year loss reserve development compared with significant unfavorable prior accident year loss reserve development in the 2019 periods. CapSpecialty’s current accident year loss ratio increased in 2020, reflecting higher current accident year loss selections across major lines. In addition, CapSpecialty’s expense ratio improved in both periods, although also reflected the cost of significant progress on CapSpecialty’s technology improvement initiatives. The lower combined ratio in 2020 was partially offset by the impact of a $3 million Pandemic-related loss provision for increased legal expenses booked in the third quarter of 2020.

Alleghany Capital

The following table summarizes earnings (losses) before income taxes and adjusted earnings (losses) before income taxes for the Alleghany Capital segment for the three months and year ended December 31, 2020 and 2019:

	Three Months Ended December 31,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$20.1	$49.1	$(3.3)	$65.9	$(0.1)	$12.6	$(2.9)	$9.6

Less: net realized capital gains	1.4	(0.3)	(1.2)	(0.1)	(0.6)	(0.1)	—	(0.7)
Add: amortization of intangible assets	4.0	7.1	—	11.1	3.2	6.5	—	9.7

Adjusted earnings (losses) before income taxes	$25.5	$55.9	$(4.5)	$76.9	$2.5	$19.0	$(2.9)	$18.6

	Year Ended December 31,
	2020				2019
	Industrial	Non- industrial	Corp. & other	Total	Industrial	Non- industrial	Corp. & other	Total
	($ in millions)				($ in millions)
Earnings (losses) before income taxes	$57.3	$69.5	$19.2	$146.0	$50.9	$78.7	$(18.5)	$111.1

Less: net realized capital gains	(4.3)	0.1	(31.3)	(35.5)	(1.3)	0.3	—	(1.0)
Add: amortization of intangible assets	15.4	28.0	—	43.4	12.5	20.0	—	32.5

Adjusted earnings (losses) before income taxes	$68.4	$97.6	$(12.1)	$153.9	$62.1	$99.0	$(18.5)	$142.6

The increase in earnings before income taxes in the fourth quarter of 2020 from the fourth quarter of 2019 reflects higher non-industrial and, to a lesser extent, industrial earnings before income taxes. The increase in non-industrial earnings before income taxes primarily reflects higher sales at Jazwares arising from its acquisition of Kelly Toys in April 2020, as well as solid sales of existing and new Jazwares licenses. Higher industrial earnings before income taxes in 2020 reflects higher sales and margins at W&W|AFCO Steel and, to a lesser extent, the impact of Wilbert’s April 1, 2020 inclusion in Alleghany’s consolidated results, as well as good underlying results at Wilbert and IPS.

The increase in earnings before income taxes in 2020 from 2019 primarily reflects net realized capital gains and lower incentive compensation accruals in Alleghany Capital’s corporate operations and, to a lesser extent, higher industrial earnings before income taxes, partially offset by a decrease in non-industrial earnings before income taxes. Higher industrial earnings before income taxes in 2020 primarily reflects the impact of Wilbert’s April 1, 2020 inclusion in Alleghany’s consolidated results and revenue growth and, to a lesser extent, higher margins at W&W|AFCO Steel, partially offset by the impact of lower sales and margins at Kentucky Trailer. The decrease in non-industrial earnings before income taxes reflects the Pandemic-related impact of lower sales and margins at Concord, partially offset by the impact of higher sales at Jazwares from recent acquisitions.

INVESTMENT PERFORMANCE

Alleghany reported net investment income for the three months and year ended December 31, 2020 of $131 million and $491 million, respectively, representing decreases of 4.2% and 10.8%, respectively, from the corresponding 2019 periods. The decreases in net investment income primarily reflect lower interest income and, to a lesser extent, lower dividend income.

Lower interest income reflects the impact of low reinvestment yields on debt securities and lower yields on short term investments and floating-rate debt securities. Lower dividend income reflects reductions in Alleghany’s common equity security portfolio during most of 2020.

Financial statement total return3 on investments was 1.5% and 3.5% in the three months and year ended December 31, 2020, respectively, compared with 1.2% and 9.3%, respectively, from the corresponding 2019 periods. The lower return in 2020 from 2019 primarily reflects a decrease in the fair value of the equity securities portfolio compared with an increase in 2019.

OTHER FINANCIAL INFORMATION

As of December 31, 2020, Alleghany had 14,041,180 shares of its common stock outstanding, compared with 14,364,628 shares of its common stock outstanding as of December 31, 2019.

During the 2020 year, Alleghany repurchased an aggregate of 333,393 shares of its common stock in the open market for $195 million, at an average price per share of $584.18. As of December 31, 2020, Alleghany had $432 million remaining under its share repurchase authorization.

Additional Information

Concurrent with the issuance of today’s earnings press release, Alleghany has posted a financial supplement to its website, www.alleghany.com, containing additional schedules that provide further detail pertaining to Alleghany’s financial results.

Additional information regarding Alleghany’s 2020 fourth quarter and full year financial results, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Annual Report on Form 10-K for the period ended December 31, 2020 (the “Form 10-K”), to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof. The Form 10-K and the financial supplement will be available on Alleghany’s website at www.alleghany.com. The Form 10-K will also be available on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-K for a more complete discussion of Alleghany’s financial performance.

About Alleghany Corporation

Alleghany Corporation (NYSE-Y) creates value by owning and supporting its operating subsidiaries and managing investments, anchored by a core position in property and casualty reinsurance and insurance. Alleghany’s property and casualty subsidiaries include: Transatlantic Holdings, Inc. (referred to herein as “TransRe”), a leading global reinsurer; RSUI Group, Inc. (referred to herein as “RSUI”), which underwrites wholesale specialty insurance coverages including property, casualty, professional liability and directors’ and officers’ liability; and CapSpecialty, Inc. (referred to herein as “CapSpecialty”), an underwriter of commercial property, casualty and surety insurance coverages.

Alleghany’s subsidiary Alleghany Capital Corporation (referred to herein as “Alleghany Capital”) owns and manages a diverse portfolio of non-financial businesses. Alleghany Capital’s investments are categorized as either industrial businesses or non-industrial businesses. The industrial businesses include: (i) Precision Cutting Technologies, Inc., a holding company with four operating businesses (referred to herein as “PCT”): (a) Bourn & Koch, Inc., a provider of precision automated machine tool solutions; (b) Diamond Technology Innovations, Inc., a manufacturer of waterjet orifices and nozzles and a provider of related services; (c) Coastal Industrial Distributors, LLC, a provider of high-performance solid carbide end mills; and (d) as of March 2020, Supermill LLC (referred to herein as “Supermill”), a manufacturer of high-performance carbide end mills; (ii) R.C. Tway Company, LLC (dba “Kentucky Trailer”), a manufacturer of custom trailers and truck bodies for the moving and storage industry and other markets; (iii) WWSC Holdings, LLC, a structural steel fabricator and erector (referred to herein as “W&W|AFCO Steel”); and (iv) Wilbert Funeral Services, Inc. (referred to herein as “Wilbert”), a provider of products and services for the funeral and cemetery industries and precast concrete markets. The non-industrial businesses include: (i) IPS-Integrated Project Services, LLC, a design, engineering, procurement, construction management and validation service provider focused on the global pharmaceutical and biotechnology industries (referred to herein as “IPS”); (ii) Jazwares, LLC, a global toy and musical instrument company (referred to herein as “Jazwares”); and (iii) CHECO Holdings, LLC, a hotel management and development company (referred to herein as “Concord”). For additional information about Alleghany Capital Corporation, please visit www.alleghanycc.com.

[3]	As calculated in Alleghany’s financial supplement.

Non-GAAP Financial Measures

Throughout this press release, Alleghany’s results of operations have been presented in the way that Alleghany believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use financial information in evaluating the performance of Alleghany. This presentation includes the use of underwriting profit, adjusted earnings, adjusted earnings per diluted share, adjusted earnings before income taxes and book value per share excluding accumulated other comprehensive income (“AOCI”), which are “non-GAAP financial measures.” The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Also, note that these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A discussion of Alleghany’s calculation and use of these financial measures is provided below.

Underwriting profit represents net premiums earned less net loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with U.S. GAAP and does not include net investment income, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities, non-insurance revenue, other operating expenses, corporate administration, amortization of intangible assets and interest expense. Alleghany consistently uses underwriting profit as a supplement to earnings before income taxes, the most comparable U.S. GAAP financial measure, to evaluate the performance of its reinsurance and insurance segments and believes that underwriting profit provides useful additional information to investors because it highlights net earnings attributable to a segment’s underwriting performance. Earnings before income taxes may show a profit despite an underlying underwriting loss; and when underwriting losses persist over extended periods, a reinsurance or an insurance company’s ability to continue as an ongoing concern may be at risk.

A reconciliation of underwriting profit to earnings before income taxes is presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in millions)		(in millions)
Earnings before income taxes	$226.1	$61.7	$157.6	$1,123.6

Adjustments to earnings before income taxes:
Net investment income	130.9	136.6	490.9	550.2
Change in the fair value of equity securities	77.5	190.4	(110.5)	709.7
Net realized capital gains	11.4	(27.3)	3.1	(6.5)
Change in allowance for credit losses on available for sale securities	2.9	(6.1)	(8.0)	(19.7)
Noninsurance revenue	836.8	572.3	2,521.1	2,328.8
Other operating expenses	(782.9)	(562.1)	(2,429.3)	(2,263.3)
Corporate administration	(31.4)	(7.2)	(48.6)	(74.8)
Amortization of intangible assets	(11.3)	(10.0)	(44.2)	(33.8)
Interest expense	(24.3)	(25.6)	(88.2)	(100.0)

	209.6	261.0	286.3	1,090.6

Underwriting profit (loss)	$16.5	$(199.3)	$(128.7)	$33.0

Adjusted earnings and adjusted earnings per diluted share represent net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, excluding (on an after-tax basis) change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and amortization of intangible assets, all as determined in accordance with U.S. GAAP. Alleghany uses adjusted earnings and adjusted earnings per diluted share as supplements to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, the most comparable U.S. GAAP financial measures, to provide useful additional information to investors by highlighting earnings and earnings per diluted share attributable to its performance exclusive of changes in the fair value of equity securities, realized capital gains or losses, change in allowance for credit losses on available for sale securities and amortization of intangible assets.

Reconciliations of adjusted earnings and adjusted earnings per diluted share to net earnings attributable to Alleghany stockholders and earnings per diluted share, respectively, are presented below.

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	($ in millions, except share and per share amounts)
Net earnings attributable to Alleghany stockholders(1)	$159.1	$31.7	$101.8	$857.8

Adjustments to net earnings attributable to Alleghany stockholders:
Change in the fair value of equity securities	77.5	190.4	(110.5)	709.7
Net realized capital gains	11.4	(27.3)	3.1	(6.5)
Change in allowance for credit losses on available for sale securities	2.9	(6.1)	(8.0)	(19.7)
Amortization of intangible assets	(11.3)	(10.0)	(44.2)	(33.8)
Income tax effect of adjustments	(16.9)	(30.9)	33.5	(136.5)

	63.6	116.1	(126.1)	513.2

Adjusted earnings (losses)	$95.5	$(84.4)	$227.9	$344.6

Weighted average diluted common shares outstanding	14,104,141	14,427,908	14,283,618	14,443,476
Earnings (losses) per diluted share	$11.28	$1.98	$7.04	$59.39
Adjusted earnings (losses) per diluted share	$6.77	$(6.09)	$15.89	$23.77

(1)

The numerators for calculating earnings per diluted share and adjusted earnings per diluted share may be further reduced for the effect of dilutive securities. Please refer to the Form 10-K for additional information.

Adjusted earnings before income taxes is a non-GAAP financial measure for Alleghany’s non-insurance operating subsidiaries and investments in the Alleghany Capital segment. Adjusted earnings before income taxes represents noninsurance revenue and net investment income less other operating expenses and interest expense, and does not include: (i) amortization of intangible assets; (ii) change in the fair value of equity securities; (iii) net realized capital gains; (iv) change in allowance for credit losses on available for sale securities; and (v) income taxes. Because adjusted earnings before income taxes excludes amortization of intangible assets, change in the fair value of equity securities, net realized capital gains, change in allowance for credit losses on available for sale securities and income taxes, it provides an indication of economic performance that is not affected by levels of effective tax rates or levels of amortization resulting from acquisition accounting. Alleghany uses adjusted earnings before income taxes as a supplement to earnings before income taxes, the most comparable GAAP financial measure, to evaluate the performance of certain of its non-insurance operating subsidiaries and investments. A reconciliation of adjusted earnings before income taxes to earnings before income taxes is presented above in “Segment Results-Alleghany Capital.”

Book value per share excluding AOCI is calculated by dividing: (i) stockholders’ equity attributable to Alleghany stockholders less AOCI, all as determined in accordance with GAAP, by (ii) shares outstanding. Alleghany uses book value per share excluding AOCI as a supplement to book value per share, the most comparable GAAP financial measure, in order to better disclose its per share performance by excluding the effects of AOCI, which includes changes in interest rates and credit spreads on its debt securities portfolio, among others. A reconciliation of book value per share to book value per share excluding AOCI is presented below.

	December 31, 2020	September 30, 2020	December 31, 2019
	($ in millions, except share and per share amounts)
Stockholders’ equity attributable to Alleghany stockholders	$8,755.7	$8,596.4	$8,776.7
Less: AOCI	452.4	375.3	171.3

	$8,303.3	$8,221.1	$8,605.4

Shares outstanding	14,041,180	14,180,619	14,364,628
Book value per share	$623.57	$606.21	$611.00
Book value per share, adjusting for special dividends	$638.57	$621.21	$611.00
Book value per share excluding AOCI	$591.35	$579.74	$599.07
Book value per share excluding AOCI, adjusting for special dividends	$606.35	$594.74	$599.07

# # #

Forward-looking Statements

This release contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts; rather, they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon Alleghany’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. Factors that could cause these forward-looking statements to differ, possibly materially, from that currently contemplated include:

•	significant weather-related or other natural or man-made catastrophes and disasters;

•	the effects of outbreaks of pandemics or contagious diseases, including the length and severity of the current Pandemic, including its impact on Alleghany’s business;

•	the cyclical nature of the property and casualty reinsurance and insurance industries;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	adverse loss development for events insured by Alleghany’s reinsurance and insurance subsidiaries in either the current year or prior years;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s reinsurance and insurance subsidiaries;

•	the cost and availability of reinsurance;

•	the reliance by Alleghany’s reinsurance and insurance operating subsidiaries on a limited number of brokers;

•	legal, political, judicial and regulatory changes;

•	increases in the levels of risk retention by Alleghany’s reinsurance and insurance subsidiaries;

•	changes in the ratings assigned to Alleghany’s reinsurance and insurance subsidiaries;

•	claims development and the process of estimating reserves;

•	exposure to terrorist acts and acts of war;

•	the willingness and ability of Alleghany’s reinsurance and insurance subsidiaries’ reinsurers to pay reinsurance recoverables owed to Alleghany’s reinsurance and insurance subsidiaries;

•	the uncertain nature of damage theories and loss amounts;

•	the loss of key personnel of Alleghany’s reinsurance or insurance operating subsidiaries;

•	fluctuation in foreign currency exchange rates;

•	the failure to comply with the restrictive covenants contained in the agreements governing Alleghany’s indebtedness;

•	the ability to make payments on, or repay or refinance, Alleghany’s debt;

•	risks inherent in international operations; and

•	difficult and volatile conditions in the global market.

Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates, or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest, or other external factors over which we have no control; changes in Alleghany’s plans, strategies, objectives, expectations, or intentions, which may happen at any time at its discretion; and other factors discussed in Alleghany’s 2020 Form 10-K. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Alleghany does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

For more information, please contact:

Dale James

Alleghany Corporation

212-508-8116

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2020	2019
	($ in thousands, except share amounts)
Assets
Investments:
Securities at fair value:
Equity securities (cost: 2020 – $2,051,996; 2019 – $1,625,256)	$2,718,902	$2,505,496
Debt securities (amortized cost: 2020 – $14,898,522; 2019 – $13,798,576; allowance for credit losses: 2020 – $2,579 )	15,618,470	14,211,745
Short-term investments	714,208	914,776

	19,051,580	17,632,017
Commercial mortgage loans	670,239	686,206
Other invested assets	465,153	573,605

Total investments	20,186,972	18,891,828
Cash	791,442	1,179,098
Accrued investment income	88,760	96,516
Premium balances receivable	1,145,341	948,010
Reinsurance recoverables	1,781,096	1,681,962
Ceded unearned premiums	311,898	248,153
Deferred acquisition costs	595,117	522,577
Property and equipment at cost, net of accumulated depreciation and amortization	267,872	205,397
Goodwill	614,163	523,021
Intangible assets, net of amortization	787,462	685,953
Current taxes receivable	3,189	4,081
Net deferred tax assets	—	5,860
Funds held under reinsurance agreements	794,453	755,515
Other assets	1,559,245	1,183,633

Total assets	$28,927,010	$26,931,604

Liabilities, Redeemable Noncontrolling Interests and Stockholders’ Equity
Loss and loss adjustment expenses	$12,970,626	$11,928,359
Unearned premiums	2,984,060	2,566,170
Senior Notes and other debt	2,135,946	1,751,113
Reinsurance payable	208,384	188,399
Net deferred tax liabilities	43,547	—
Other liabilities	1,594,918	1,516,076

Total liabilities	19,937,481	17,950,117

Redeemable noncontrolling interests	233,809	204,753
Common stock (shares authorized: 2020 and 2019 – 22,000,000; shares issued: 2020 and 2019 – 17,459,961)	17,460	17,460
Contributed capital	3,613,454	3,608,638
Accumulated other comprehensive income	452,402	171,350
Treasury stock, at cost (2020 – 3,418,781 shares; 2019 – 3,095,333 shares)	(1,645,930)	(1,455,877)
Retained earnings	6,318,334	6,435,163

Total stockholders’ equity attributable to Alleghany stockholders	8,755,720	8,776,734

Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$28,927,010	$26,931,604

ALLEGHANY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Earnings and Comprehensive Income

	December 31,
	2020	2019	2018
	($ in thousands, except per share amounts)
Revenues
Net premiums earned	$6,000,161	$5,478,143	$4,976,190
Net investment income	490,856	550,241	500,534
Change in the fair value of equity securities	(110,459)	709,695	(228,994)
Net realized capital gains	3,098	(6,551)	(3,241)
Change in allowance for credit losses on available for sale securities	(8,029)	(19,660)	(1,328)
Noninsurance revenue	2,521,092	2,328,848	1,643,999

Total revenues	8,896,719	9,040,716	6,887,160

Costs and Expenses
Net loss and loss adjustment expenses	4,339,046	3,686,435	3,520,431
Commissions, brokerage and other underwriting expenses	1,789,820	1,758,698	1,617,333
Other operating expenses	2,429,262	2,263,326	1,579,309
Corporate administration	48,581	74,830	15,732
Amortization of intangible assets	44,241	33,834	24,039
Interest expense	88,152	99,957	90,724

Total costs and expenses	8,739,102	7,917,080	6,847,568

Earnings before income taxes	157,617	1,123,636	39,592
Income taxes	30,734	233,435	(15,062)

Net earnings	126,883	890,201	54,654
Net earnings attributable to noncontrolling interests	25,129	32,400	15,115

Net earnings attributable to Alleghany stockholders	$101,754	$857,801	$39,539

Net earnings	$126,883	$890,201	$54,654
Other comprehensive income (loss):
Change in unrealized gains (losses), net of deferred taxes of $73,643, $107,115 and ($56,498) for 2020, 2019 and 2018, respectively	277,040	402,957	(212,539)
Less: reclassification for net realized capital gains and change in allowance for credit losses on available for sale securities, net of taxes of ($8,801), ($5,419) and $3,125 for 2020, 2019 and 2018, respectively	(33,108)	(20,384)	11,757
Change in unrealized currency translation adjustment, net of deferred taxes of $5,945, $780 and ($5,822) for 2020, 2019 and 2018, respectively	22,366	2,933	(21,902)
Retirement plans	14,754	(12,153)	3,071

Comprehensive income (loss)	407,935	1,263,554	(164,959)
Comprehensive income attributable to noncontrolling interests	25,129	32,400	15,115

Comprehensive income (loss) attributable to Alleghany stockholders	$382,806	$1,231,154	$(180,074)

Basic earnings per share attributable to Alleghany stockholders	$7.14	$59.44	$2.62
Diluted earnings per share attributable to Alleghany stockholders	7.04	59.39	2.62